Exhibit (d)(33)

Form of

Schedule A

Funds and Portfolios Covered by Master International Research Agreement

between

Fidelity International Investment Advisors

and

FMR Co., Inc.

dated as of ______________

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Floating Rate Central Investment Portfolio	Fixed-Income	11/18/04
Fidelity Central Investment Portfolios LLC	High Income Central Investment Portfolio 1	Fixed-Income	09/16/04
Fidelity Central Investment Portfolios LLC	Specialized High Income Central Investment Portfolio	Fixed-Income	07/21/05
Fidelity Central Investment Portfolios LLC	Consumer Discretionary Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Consumer Staples Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Energy Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Financials Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Health Care Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Industrials Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Information Technology Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Materials Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Telecom Services Central Investment Portfolio	Equity	06/15/06
Fidelity Central Investment Portfolios LLC	Utilities Central Investment Portfolio	Equity	06/15/06

Agreed and Accepted

as of ___________

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